UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010 (April 21, 2010)

DORAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As described in Doral Financial Corporation’s (“Doral Financial” or the “Company”) Current Report on Form 8-K filed on April 20, 2010 with the Securities and Exchange Commission, on April 19, 2010, the Company entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with various purchasers, including certain direct and indirect investors in Doral Holdings Delaware LLC (“Doral Holdings”), the Company’s parent company, to raise approximately $600 million of new equity capital for the Company through a private placement (the “Placement”).

The Company delivered a funding notice to purchasers on April 20, 2010 requesting funds be deposited in accordance with the Stock Purchase Agreement on April 21, 2010.  On April 22, 2010, the Company completed the issuance of the non-contingent tranche of securities, consisting of 180,000 shares of its Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock, $1.00 par value and $1,000 liquidation preference per share (the “Preferred Stock”) for $180 million.  In addition, the Company issued into escrow approximately 105,000 shares of Preferred Stock with a liquidation value of $105 million, which will be released to purchasers if the Company does not consummate an Acquisition (as defined herein).  If an Acquisition is consummated, the shares will be returned to the Company and cancelled.

Doral Financial intends to use the net proceeds from the placement of the shares in the non-contingent tranche to provide additional capital to the Company to facilitate the Company (through its wholly owned subsidiary, Doral Bank, a Puerto Rico banking corporation) qualifying as a bidder for the acquisition of certain assets and assumption of certain liabilities of one or more banks from the Federal Deposit Insurance Corporation, as receiver (an “Acquisition”).

In connection with the funding, purchasers also deposited into escrow approximately $420 million with respect to a contingent tranche consisting of approximately 13 million shares of the Company’s common stock (“Common Stock”) and approximately 359,000 shares of Preferred Stock.  If an Acquisition is consummated, the Company will issue shares in the contingent tranche to the purchasers and the funds in escrow will be delivered to the Company.  Doral Financial intends to use the proceeds from the contingent tranche to provide additional capital.

The material terms of the Preferred Stock are set forth under Item 5.03 of the Company’s Current Report on Form 8-K filed on April 26, 2010, which information is incorporated herein by reference.

The shares of Preferred Stock and Common Stock were offered and sold in private transactions and have not been registered under the Securities Act in compliance with the exemption from Securities Act registration provided by Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: April 27, 2010	By:	/s/ Glen R. Wakeman
Name: Glen R. Wakeman
Title: Chief Executive Officer